Exhibit 3.21

ARTICLES OF INCORPORATION OF WRS ENTERPRISES, INC.

The undersigned incorporator for the purpose of forming a corporation under the General Corporation Law of the State of California hereby certifies:

ONE: The name of the corporation is WRS ENTERPRISES, INC.

TWO: The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

THEEE: The name and complete business address in this state of the corporation’s initial agent for service of process is William R. Stevenson, 2821 Main Street, Suite 2, Santa Monica, California 90405.

FOUR: The corporation is authorized to issue 10,000 shares of Common Stock of one class.

FIVE: This corporation is a close corporation. All of the issued shares of the corporation of all classes shall be held of record by no more than ten persons, calculated as provided in Section 158 of the California

Corporations Code.

IN WITNESS WHEREOF, the undersigned has executed these Articles of Incorporation.

/s/ William R. Stevenson
William R. Stevenson

I declare that I am the person who executed the foregoing Articles of Incorporation and said instrument is my act and deed.

Executed this 21st day of June, 1979, at Santa Monica, California.

/s/ William R. Stevenson
William R. Stevenson

2.

A205307	FILED
CERTIFICATE OF AMENDMENT	In the office of the Secretary of State of
OF	the State of California
ARTICLES OF INCORPORATION	JUN 29 1979
OF	MARCH FONG EU, Secretary of State
WRS ENTERPRISES, INC.	James E. Harris
Deputy

William R. Stevenson certifies that:

1. He is the President and Secretary of WRS Enterprises, Inc., a California corporation.

2. Article ONE of the Articles of Incorporation is amended to read:

“ONE: The name of the corporation is Kennedy – Wilson, Inc.”

3. The amendment herein set forth has been duly approved by the Board of Directors.

4. The amendment herein set forth has been duly approved by shareholders holding 100% of the outstanding shares. The corporation has only one class of shares and the number of outstanding shares is 1,000.

/s/ William R. Stevenson
William R. Stevenson

The undersigned declares under penalty of perjury that he has read the foregoing Certificate and knows the contents thereof and that the same is true of his own knowledge.

Executed at Santa Monica, California, on June 27, 1979.

/s/ William R. Stevenson
William R. Stevenson

A419040
FILED
CERTIFICATE OF AMENDMENT	In the office of the Secretary of State
OF	of the State of California
ARTICLES OF INCORPORATION OF	JUN 09 1992
KENNEDY–WILSON, INC.	March Fong Eu
(a California corporation)	MARCH FONG EU. Secretary of State

William R. Stevenson and Alan D. Wallace certify that:

1. They are the President and Secretary, respectively, of Kennedy–Wilson, Inc., a California corporation.

2. Article FIVE of the Articles of Incorporation is hereby deleted.

3. The amendment herein set forth has been duly approved by the Board of Directors.

4. The amendment herein set forth has been duly approved by shareholders holding 100% of the outstanding shares. The corporation has only one class of shares and the number of outstanding shares is 1000.

/s/ William R. Stevenson
William R. Stevenson, President

/s/ Alan D. Wallace
Alan D. Wallace, Secretary

Each of the undersigned declares under penalty of perjury that he has read the foregoing Certificate and knows the contents thereof and that the same is true of his own knowledge.

Executed at Santa Monica, California on May 11, 1992.

/s/ William R. Stevenson
William R. Stevenson

/s/ Alan D. Wallace
Alan D. Wallace

	A447778	FILED
NCTO:	CERTIFICATE OF AMENDMENT	In the office of the Secretary of State
	OF	of the State of California
	ARTICLES OF INCORPORATION	JUN 16 1994
	OF	Tony Miller
	KENNEDY–WILSON, INC.	Acting Secretary of State

Simon Mildé and Randall G. Dotemoto certify that:

1. They are the President and Secretary, respectively, of Kennedy-Wilson, Inc., a California corporation.

2. Article ONE of the articles of incorporation of this corporation is amended to read as follows:

“ONE: The name of the corporation is Kennedy – Wilson International.”

3. The foregoing amendment of articles of incorporation has been duly approved by the board of directors.

4. The foregoing amendment of articles of incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the Corporations Code. The total number of outstanding shares of the corporation is 1,000. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

DATED: June 7, 1994.

/s/ Simon Mildé
Simon Mildé, President

/s/ Randall G. Dotemoto
Randall G. Dotemoto, Secretary